Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2007, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-141716) and related Prospectus of Data Domain, Inc. for the registration of 8,498,500 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

June 25, 2007